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                                                                    Exhibit 3.18

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of April 18, 1997 (this "Agreement"), by and between FOOD EXTRUSION, INC., a Nevada corporation (the "Company"), and ALLEN J. SIMON (the "Shareholder").

         WHEREAS, the Company is concurrently entering into an Employment Agreement with Shareholder that, among other things, requires the Company to grant to Shareholder the option to purchase shares of Company common stock (the "Shares").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereby agree as follows:

         1.       Piggyback Registration Rights.

                  (a) The Company agrees with Shareholder that if the Company proposes at any time to file with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended (the "1933 Act") on Form S-1 or other comparable form relating to the sale of common stock by the Company (other than through the distribution of rights to purchase common stock to its stockholders generally) (a "Company Registration Statement"), then the Company shall give notice to Shareholder at least sixty
(60) days prior to the filing of such Company Registration Statement of its intention to do so; provided however, that the Company shall not be required to give notice or include such Shares in any such registration if the proposed registration relates solely to (i) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, (ii) securities to be offered by the Company generally to any class or series of its then existing security holders, (iii) securities issuable upon conversion of securities which are the subject of an underwritten redemption or (iv) securities to be offered or issued pursuant to a combination of transactions referred to in clauses (i) through (iii).

                  (b) If Shareholder delivers a written notice to the Company, within 15 days after delivery of the foregoing notice, of his desire to have any of the Shares included in a Company Registration Statement, such Shares shall be included in any Company Registration Statement so filed, subject to the other provisions of this Agreement.


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                  (c)  The   Company   shall  have  no   obligation   to  effect
registration if all of Shareholder's Shares requested to be registered shall be in the written opinion of counsel to the Company, addressed to Shareholder, eligible to be sold to the public without registration under the 1933 Act and without restriction as to subsequent trading.

                  (d) If an underwriter with respect to a Company Registration Statement (the "Underwriter") advises the Company that the number of shares proposed to be sold by the Company and Shareholder is greater than the number of Shares of common stock which the Underwriter believes feasible to sell at that time, at the price and upon the terms approved by the Company, then the number of Shares of common stock which the Underwriter in its sole discretion believes may be sold shall first be allocated to the Company and the remaining number of such Shares of common stock shall then be allocated on a pro rata basis to all other holders of common stock being registered, including Shareholder. In the event Shareholder is unable to sell such of his Shares as he desires to sell in a Company Registration Statement due to restrictions or advice to the Company from the Underwriter, such Shareholder will not be deemed to have exercised his right to have Shares included in a Company Registration Statement to the extent his Shares are excluded.

                  (e) At the request of the Underwriter, and as a condition to inclusion in the Company Registration Statement of any Shares owned by Shareholder, Shareholder shall agree in writing not to offer or sell any Shares not sold pursuant to a Company Registration Statement filed pursuant to this Agreement for a period specified by the Underwriter, provided that such period shall not exceed 180 days from the effective date of such Company Registration Statement and that every other selling shareholder subject to a provision
identical  or   substantially   similar  to  this  paragraph  (e)  is  similarly
restricted.

                  (f) Notwithstanding the inclusion of any Shares owned by Shareholder in any Company Registration Statement filed pursuant to this Agreement, the Company shall have no obligation to cause or permit such Company Registration Statement to become effective under the 1933 Act at any time, and in its sole discretion may withdraw such Company Registration Statement at any time prior to the effectiveness thereof for any reason whatsoever. The Company agrees in the event of any such withdrawal of any Company Registration Statement to give prompt notice of such withdrawal to Shareholder. In the event of such withdrawal Shareholder will not be deemed to have exercised his right to have

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Shares included in a Company Registration Statement so withdrawn.

                  (g) The Company shall be obligated to cause any effective prospectus included in the Company Registration Statement to meet the requirements of Section 10 of the 1933 Act for a period of ninety (90) days from the date on which Shareholder was first able to sell Shares pursuant to such Company Registration Statement provided, however, that if, as a result of interruptions in the offer and sale of Shares covered thereby, the aggregate period for which Shareholder was able to offer and sell his Shares pursuant to such Company Registration Statement would be reduced to less than 90 days, the Company shall take such action as may be necessary to enable Shareholder to continue such offer and sale for an additional period or periods sufficient to produce an aggregate offering period of 90 days.

         2.       Selling Expenses.

                  (a) Except as otherwise set forth in (b) below or as required by the SEC or any other federal or state regulatory authority, the costs and expenses incurred in connection with the inclusion of Shareholder' Shares in a registration statement shall be borne by the Company with respect to any Company Registration Statement filed under this Agreement which includes Shares of Shareholder, including, without limitation, all costs and expenses arising from or related to the preparation and filing of such registration statements, the prosecution of such filings to effectiveness and the maintenance of such registration statements in effect for the period determined pursuant to this Agreement.

                  (b) Notwithstanding anything to the contrary set forth in subsection (a), Shareholder shall bear the following costs and expenses incurred in connection with all registration statements filed pursuant to this Agreement in which Shares owned by him are included:

                           i)       The fees and  disbursements  of any separate
counsel retained by Shareholder in excess of $5000 [/s/AS] ;

                           ii)      Any underwriting  discounts, commissions and
expenses  relating to Shares sold by Shareholder; and

                           iii) Any taxes  payable  with respect to the transfer
by Shareholder.
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                  (c) Notwithstanding anything to the contrary set forth herein, the Company shall have no obligation to bear such fees in connection with the inclusion of Shares in a Company Registration Statement in any states where the Company was not otherwise intending to register or file with respect to shares covered by the Company Registration Statement.

         3. Reports Under Securities Exchange Act of 1934. In the event the Company registers any class or series of its capital stock with the SEC, then with a view to making available to Shareholder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit Shareholder to sell securities of the Company to the public without registration, the Company agrees to use reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

                  (c) furnish to Shareholder, so long as Shareholder owns any Shares, forthwith upon request, whenever applicable (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act, and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         4. Indemnification. In the event any of the Shares are included in any registration statement:

                  (a) the Company shall indemnify and hold harmless Shareholder or any underwriter (within the meaning of the 1933 Act) for the Company or Shareholder, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or the 1934 Act, state securities laws, other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions

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in  respect  thereof)  (i) arise out of or are based  upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents prepared or furnished by the Company incident thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) arise out of or are based upon any violation by the Company of any rule or regulation promulgated under the 1933 Act, the 1934 Act, or other federal or state law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration. The Company shall reimburse Shareholder or such underwriter for any reasonable and actual legal or other expenses, as incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company shall not be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto or documents prepared or furnished by the Company incident thereto in reliance upon and in conformity
with   information   furnished   expressly  for  use  in  connection  with  such
registration by Shareholder or such underwriter.


                  (b) promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such liability is the proximate result of such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the written opinion of counsel addressed to the indemnifying party that there may be a conflict of interest between it and/or other indemnified parties, on the one hand, and the indemnifying party, on the other, the indemnified party

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or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action.

                  (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 4 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and Shareholder shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and Shareholder may be subject in such proportions as is appropriate to reflect the relative fault of the indemnifying party on the one hand of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (c), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c).



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         IN WITNESS  WHEREOF,  the undersigned  have executed this  Registration
Rights Agreement as of the date first above written.



                                      FOOD EXTRUSION, INC., a Nevada corporation


By:      /s/Patricia Mayhew           By:/s/ D.McPeak
   ------------------------              ----------------
Name:    Patricia Mayhew              Name:   D.L. McPeak
Title:   President                    Title:   COB



                                      /s/ Allen J. Simon
                                      ------------------
                                      ALLEN J. SIMON